Exhibit 8.1

February 7, 2011

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $3,215,000 Notes Linked to the iShares® MSCI Emerging Markets Index Fund due August 7, 2014 as described in the Company’s Pricing Supplement No. 53 dated January 31, 2011 (“Pricing Supplement 53”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement dated April 23, 2010 (the “Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $4,581,000 Notes Linked to the Russell 2000® Index due August 7, 2013 as described in the Company’s Pricing Supplement No. 54 dated January 31, 2011 (“Pricing Supplement 54”) to Product Supplement No. 1 dated April 23, 2010, the Prospectus Supplement and Prospectus contained in the Registration Statement, (iii) $8,476,000 Notes Linked to a Global ETF Basket due August 7, 2014 as described in the Company’s Pricing Supplement No. 55 dated January 31, 2011 (“Pricing Supplement 55”) to Product Supplement No. 4 dated May 28, 2010 to the Prospectus Supplement and Prospectus contained in the Registration Statement, (iv) $5,161,000 Notes Linked to a Commodity Basket due August 7, 2014 as described in the Company’s Pricing Supplement No. 58 dated January 31, 2011 (“Pricing Supplement 58”) to Product Supplement No. 11 dated December 1, 2010 to the Prospectus Supplement and Prospectus contained in the Registration Statement, (v) $6,302,000 Notes Linked to the iShares® Dow Jones U.S. Real Estate Index Fund due August 7, 2013 as described in the Company’s Pricing Supplement No. 59 dated January 31, 2011 (“Pricing Supplement 59”) to Product Supplement No. 4 dated May 28, 2010 to the Prospectus Supplement and Prospectus contained in the Registration Statement and (vi) $3,439,000 Notes Linked to a Global ETF Basket due February 9, 2015 as described in the Company’s Pricing Supplement No. 60 dated January 31, 2011 (“Pricing Supplement 60”) to Product Supplement No. 6 dated May 28, 2010 to the Prospectus

Supplement and Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Considerations” in Pricing Supplements 53, 54, 55, 58, 59 and 60.

We hereby consent to the reference to us in Pricing Supplements 53, 54, 55, 58, 59 and 60 under the caption “Tax Considerations” and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP